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                                                                   EXHIBIT 10.38

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406

11 August 1999

Mr. Talbot Harty
General Magic, Inc.
420 North Mary Avenue
Sunnyvale, CA  94086

RE:  AMENDMENT TO THE LICENSE AGREEMENT

Dear Mr. Harty:

This letter ("Letter") sets forth an offer to amend the License Agreement between General Magic, Inc. ("General Magic") and ISOCOR dated March 31, 1998 ("Agreement") as follows:

1. Section 1.3 of the Agreement ("Licensed Programs") shall be amended to include N-Plex Global Server on the Windows NTv4 and Solaris 2.5/2.6 platforms.
2. Attachment A, Table A-1 shall be amended to include a license limitation of [**] entries for the Global Directory Server and [**] mailboxes for N-Plex Global Server that may be sublicensed as part of General Magic's Service.
3. In consideration of this Letter amendment, General Magic shall pay to ISOCOR the sum of US$[**] with US$[**] due and payable on or before September 27, 1999, with the final US$[**] due and payable on or before December 31, 1999. The warranty period set forth in Section 5.1 of the Agreement will begin for the Solaris 2.5/2.6 software on General Magic's initial receipt of the Licensed Programs on Solaris 2.5/2.6.
4. This letter supercedes and cancels a letter dated and signed by General Magic on June 29, 1999.
5.  All other terms of the Agreement shall remain in full force and effect.

Sincerely,


Alex Lazar,
Vice President of North American Sales

General Magic, Inc. accepts the terms of this offer and agrees to all terms of this Letter.

           GENERAL MAGIC, INC.

Signature  /s/ Talbot Harty
           ------------------------------------------

Name/Title VP, IT
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Date:      8/26/99
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[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.